EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-84055) on Form S-8 of Paychex, Inc. of our report dated June 10, 2024, relating to our audit of the financial statements and supplemental schedule of the Paychex, Inc. 401(k) Incentive Retirement Plan, which appears in this Annual Report on Form 11-K of the Paychex, Inc. 401(k) Incentive Retirement Plan for the year ended December 31, 2023.

/s/ Insero & Co. CPAs, LLP

Insero & Co. CPAs, LLP

Certified Public Accountants

Rochester, New York

June 10, 2024